SCHEDULE II

                                      INFORMATION WITH RESPECT TO
                           TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-J NET ENTERPRISES

                    MJG ASSOCIATES, INC.
                        GABELLI PERFORMANCE PARTNERSHIP
                                 8/23/02            5,000              .7500
                        GABELLI INTERNATIONAL LTD
                                 8/23/02            5,000-             .7500
                    GAMCO INVESTORS, INC.
                                10/07/02           50,000              .6100
                                10/01/02           11,000              .6600
                                 9/30/02           12,500              .6400
                                 9/23/02            1,000              .7200
                                 9/20/02              300-             .6700
                                 9/10/02            1,500-             .7200
                                 9/09/02           10,000              .7200
                                 9/06/02            6,000              .7000
                                 9/04/02            1,000-             .7000
                                 8/29/02            9,000              .7700
                                 8/29/02            6,000              .8000
                                 8/28/02            8,500              .7853
                                 8/27/02           15,000              .7000
                                 8/27/02           20,000-             .6870
                                 8/21/02            7,500              .8000
                                 8/19/02            1,000              .7000
                                 8/09/02            1,000-             .7000
                                 8/08/02           45,000              .7778
                    GABELLI ADVISERS, INC.
                                 9/10/02          200,000              .7200
                     GABELLI FUNDS, LLC.
                         GABELLI SMALL CAP GROWTH FUND
                                 9/10/02          200,000-             .7200
                         GABELLI CAPITAL ASSET FUND
                                 8/27/02           10,000-             .7500


          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NASDAQ NATIONAL MARKET.

          (2) PRICE EXCLUDES COMMISSION.